[FINPRO LETTERHEAD]


April 30, 1998

Board of Directors
Axia Federal Savings Bank
1410 St. Georges Avenue
Avenel, New Jersey 07001

Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form SB-2 Registration Statement, and amendments thereto, of Liberty Bancorp, Inc. so filed with the Securities and Exchange Commission, the combined Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of a Mutual Holding Company on "Form MHC-1/MHC-2" filed by Axia Federal Savings Bank, and any amendments thereto, and the Conversion Valuation Appraisal Report ("Report") regarding the valuation of the Association provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the form SB-2 and the forms MHC-1/MHC-2. We also consent to the use of our firm's name and the inclusion of, summary of and references to our Report and Opinion in the Prospectus included in the form SB-2 and the forms MHC-1/MHC-2, and any amendments thereto.



                                            Very Truly Yours,


                                            /s/  Donald J. Musso

                                            Donald J. Musso


Liberty Corner, New Jersey
April 30, 1998